Exhibit 99.1.

FOR IMMEDIATE RELEASE OCTOBER 25, 2022	FOR FURTHER INFORMATION CONTACT SHAREHOLDER SERVICES (219) 853-7575

FINWARD BANCORP

ANNOUNCES EARNINGS FOR THE QUARTER AND NINE MONTHS ENDED

SEPTEMBER 30, 2022

Munster, Indiana - Finward Bancorp (Nasdaq: FNWD) (the “Bancorp”), the holding company for Peoples Bank (the “Bank”), today announced that net income available to common stockholders was $11.1 million, or $2.67 per diluted share, for the nine months ended September 30, 2022, as compared to $11.7 million, or $3.35 per diluted share, for the corresponding prior year period. For the quarter ended September 30, 2022, the Bancorp’s net income totaled $4.6 million, or $1.07 per diluted share, as compared to $3.5 million, or $1.02 per diluted share, for the quarter ending September 30, 2021. Selected performance metrics are as follows for the periods presented:

Performance Ratios	Quarter ended,					Nine months ended,
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
	September 30,	June 30,	March 31,	December 31,	September 30,	September 30,	September 30,
	2022	2022	2022	2021	2021	2022	2021
Return on equity	13.65%	12.45%	5.01%	8.56%	8.90%	9.98%	9.96%
Return on assets	0.88%	0.85%	0.44%	0.83%	0.87%	0.73%	0.98%
Noninterest income / average assets	0.51%	0.56%	0.64%	0.95%	1.02%	0.57%	1.02%
Noninterest expense / average assets	2.90%	2.91%	3.33%	3.18%	3.04%	3.04%	2.85%
Efficiency ratio	74.54%	75.15%	87.10%	78.28%	75.87%	78.72%	70.26%

Core net income for the nine months ended September 30, 2022, amounted to $12.7 million, or $3.04 per diluted share, compared to $10.5 million, or $3.03 per diluted share for the nine months ended September 30, 2021. Core net income for the quarter ended September 30, 2022, amounted to $4.7 million, or $1.10 per diluted share, compared to $3.1 million, or $0.88 per diluted share for the quarter ended September 30, 2021. Core net income is a non-GAAP measure. For the periods presented, the core net income measure excludes merger related expenses, net (gain) loss on securities, net loss recognized on the sale of premises and equipment, core deposit accretion, certificate of deposit purchase premium amortization, purchase discount amortization, and related tax benefit/(cost). Selected non-GAAP performance metrics are as follows for the periods presented:

Non-GAAP Performance Ratios	Quarter ended,					Nine Months Ended
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
	September 30,	June 30,	March 31,	December 31,	September 30,	September 30,	September 30,
	2022	2022	2022	2021	2021	2022	2021
Core return on equity	17.75%	13.78%	11.32%	7.83%	8.46%	13.96%	9.96%
Core return on assets	0.90%	0.75%	0.83%	0.71%	0.75%	0.83%	0.89%
Core noninterest expense / average assets	2.78%	2.83%	2.67%	3.12%	2.98%	2.76%	2.81%
Core efficiency ratio	73.10%	77.12%	72.87%	81.01%	78.48%	74.39%	72.49%
Net interest margin - tax equivalent	3.84%	3.78%	3.63%	3.58%	3.46%	3.75%	3.49%

Refer to “Disclosure Regarding Non-GAAP Measures” and the “Reconciliation of the Non-GAAP Performance Ratios” table below for additional information regarding our non-GAAP measures and impact per period by operation.

Highlights of the year-to-date period include:

●

Core net income benefiting from acquisition and internal growth: GAAP net income for the nine months ended September 30, 2022, decreased $530 thousand compared to the nine months ended September 30, 2021. However, core net income for the nine months ended September 30, 2022, increased by $2.1 million, as compared to the nine months ended September 30, 2021, primarily relating to the increase in interest-earning assets acquired from the acquisition of Royal Financial, Inc. (“Royal”), organic loan growth, and the continued ability to manage the net interest margin.

●

Net interest margin continuing to improve: The net interest margin for the nine months ended September 30, 2022, was 3.56%, compared to 3.29% for the nine months ended September 30, 2021. The tax-adjusted net interest margin (a non-GAAP measure) for the nine months ended September 30, 2022, was 3.75%, compared to 3.49% for the nine months ended September 30, 2021. The increased net interest margin and tax-adjusted margin is primarily related to increased loan balances from acquired and internally generated growth and the ability to manage deposit and borrowing costs to support earning asset growth. Internally generated loan growth (separate from the acquisition) totaled $81.2 million or 8.4%. Leading the internally generated loan growth was commercial real estate loans of $63.6 million or 6.5%. See Table 1 at the end of this press release for a reconciliation of the tax-adjusted net interest margin to the GAAP net interest margin. Despite the continued improvement to the net interest margin, the overall interest rate environment will likely make maintaining and improving this metric more difficult into next year.

●

Unrealized losses on the securities portfolio: Accumulated other comprehensive losses were $79.8 million as of September 30, 2022. However, during the quarter, securities portfolio cashflows from sales and regular paydowns of the portfolio of $17 million were used to fund internally generated loan growth. Furthermore, a year-to-date total of $67 million of cashflows have been redirected from the securities portfolio to fund internal loan growth. The yield on the securities portfolio improved on a year-to-date basis to 2.17% at September 30, 2022, up from 1.97% at September 30, 2021. The securities portfolio also generated gains of $662 thousand from the sale of securities for the nine months ended September 30, 2022. The effective duration of the securities portfolio was 6.9 years as of September 30, 2022. Management continues to actively manage the securities portfolio and does not currently anticipate the need to realize losses from the securities portfolio. Further, it remains unlikely the Bancorp will be required to sell the investments before recovery of their amortized cost basis, which may be at maturity.

●

Gain on sale of loans: Increases in mortgage rates have dampened demand and slowed the sale of fixed rate mortgage loans into the secondary market. As a result, gains from the sale of loans for the nine-months ended September 30, 2022, totaled $1.2 million, down from $4.4 million for the nine-months ended September 30, 2021. During the nine months ended September 30, 2022, the Bancorp originated $40.8 million in new fixed rate mortgage loans for sale, compared to $120.1 million during the nine months ended September 30, 2021. During the nine months ended September 30, 2022, the Bancorp originated $78.8 million in new mortgage loans retained in its portfolio, compared to $34.7 million during the nine months ended September 30, 2021. These retained loans are primarily construction loans and adjustable-rate loans with duration of 5 years or less, and the Bank continues to sell longer-duration fixed rate mortgages into the secondary market.

●

Building a digital-forward foundation: Primary focus remains on enhancing the customer experience and managing risk through our digital platforms. The Bank transitioned to a new tech-enabled customer contact platform during October and is in process of transitioning all customer calls to the platform. The Bank is also planning further enhancements to customer acquisition, onboarding, and servicing platforms to enhance customer experience and drive efficiency in these areas.

●

Optimizing the banking center footprint: Following the previous year’s successful closure of one banking center and the donation and leaseback of another, progress during the quarter continued towards the closure of two additional banking centers which closed on July 1st, as well as the announcement of plans to close three additional banking centers by the end of the current year. Each branch closure is expected to result in approximately $250 thousand in operational expense reduction, excluding personnel expenses. The remaining 26 locations are being analyzed for footprint optimization opportunities, with additional locations showing the potential for reducing operating overhead over the next 12 months. These efforts are reducing fixed costs and allowing for redeployment of a portion of occupancy expenses into building a digital-forward foundation to better meet the needs of the communities Finward serves. By the end of 2022, the Bank expects to have reduced its overall branch count by nearly 20% over a 12-month period and management will continue to evaluate branch operations as circumstances permit.

●

Asset Quality: At September 30, 2022, the allowance for loan losses totaled $13.4 million and is considered adequate by management. For the nine months ended September 30, 2022, recoveries, net of charge-offs, totaled $56 thousand. The allowance for loan losses as a percentage of total loans was 0.89% at September 30, 2022, and the allowance for loan losses as a percentage of non-performing loans, or coverage ratio, was 122.6% at September 30, 2022. Management also considers reserves that are not part of the ALL that have been established from acquisition activity. When these additional reserves are included on a non-GAAP basis, the allowance for loan losses as a percentage of total loans was 1.40% at September 30, 2022, and the allowance for loan losses as a percentage of non-performing loans, or coverage ratio, was 193.2% at September 30, 2022. See Table 1 at the end of this press release for a reconciliation of the adjusted allowance for loan losses to total loans and coverage ratio to the related GAAP ratios.

●

Personnel: The Bank has had a headcount freeze in place through the end of the third quarter, with an attrition program further managing headcount going forward. A total 10% reduction in retail staff is also targeted from current levels through the end of 2023.

●

Capital Adequacy: As of September 30, 2022, the Bancorp’s tier 1 capital to adjusted average assets ratio totaled 8.1%, and under all regulatory capital requirements, continues to be considered well capitalized. Tangible book value per share was $20.99 at September 30, 2022, down from $25.24 as of June 30, 2022 (a non-GAAP measure). The decrease is due to continued accumulated other comprehensive losses from unrealized losses on the securities portfolio as noted above. Excluding accumulated other comprehensive losses, tangible book value per share increased to $39.57 as of September 30, 2022, from $38.69 as of June 30, 2022 (a non-GAAP measure). Tangible capital represented 4.5% of tangible assets at September 30, 2022 (a non-GAAP measure). Tangible capital, excluding accumulated other comprehensive losses, was 8.4% at September 30, 2022 (a non-GAAP measure). See Table 1 at the end of this press release for a reconciliation of the tangible book value per share, tangible book value per share adjusted for accumulated other losses, tangible capital as a percentage of tangible assets, and tangible capital as a percentage of tangible assets adjusted for accumulated other comprehensive losses to the related GAAP ratios.

“During the quarter, we continued to improve our core net income and managed our net interest margin to new highs on the year, while making progress in rebalancing our earning assets. Changes in consumer demand for fixed-rate mortgages has slowed our ability to generate gains from the sales of loans; however, we continue to grow our residential real estate loan portfolio. Cashflows from our securities portfolio, along with securities sales in a volatile market and growth in core deposits, have supported strong commercial loan growth with commercial real estate loans increasing by 8.4% year-to-date. We are actively managing our expense base to achieve greater economies of scale and continue to perform at levels that accrete capital and allow for the ongoing investments in the digital transformation process for Peoples Bank and Finward Bancorp,” said Benjamin Bochnowski, president and chief executive officer. “With economic conditions in mind, we are focused on running the bank efficiently, managing credit and underwriting, and continuing to rebalance our securities portfolio in order to recoup unrealized losses back into tangible book value.”

Net Interest Income

Year-to-Date
(Dollars in thousands)	Average Balances, Interest, and Rates
(unaudited)	September 30, 2022			September 30, 2021
	Average Balance	Interest	Rate (%)	Average Balance	Interest	Rate (%)
ASSETS		`
Interest bearing deposits in other financial institutions	$24,268	$163	0.90	$53,774	$33	0.08
Federal funds sold	3,561	8	0.30	1,064	-	-
Certificates of deposit in other financial institutions	1,750	15	1.14	1,443	21	1.94
Securities available-for-sale	447,319	7,295	2.17	435,119	6,428	1.97
Loans receivable*	1,406,591	44,629	4.23	970,740	31,291	4.30
Federal Home Loan Bank stock	3,364	63	2.50	3,535	55	2.07
Total interest earning assets	1,886,853	$52,173	3.69	1,465,675	$37,828	3.44
Cash and non-interest bearing deposits in other financial institutions	21,279			37,186
Allowance for loan losses	(13,418)			(13,205)
Other noninterest bearing assets	142,254			97,674
Total assets	$2,036,968			$1,587,330

LIABILITIES AND STOCKHOLDERS' EQUITY
Total deposits	$1,833,712	$1,597	0.12	$1,395,883	$1,652	0.16
Repurchase agreements	20,935	93	0.59	17,458	35	0.27
Borrowed funds	11,175	143	1.71	992	23	3.09
Total interest bearing liabilities	1,865,822	$1,833	0.13	1,414,333	$1,710	0.16
Other noninterest bearing liabilities	22,510			17,052
Total liabilities	1,888,332			1,431,385
Total stockholders' equity	148,636			155,945
Total liabilities and stockholders' equity	$2,036,968			$1,587,330

Net interest income was $50.3 million for the nine months ended September 30, 2022, an increase of $14.2 million (39.4%), compared to $36.1 million for the nine months ended September 30, 2021. The Bancorp’s net interest margin on a tax-adjusted basis was 3.75% for the nine months ended September 30, 2022, compared to 3.49% for the nine months ended September 30, 2021.

(Dollars in thousands)	Average Balances, Interest, and Rates
(unaudited)	September 30, 2022			September 30, 2021
	Average Balance	Interest	Rate (%)	Average Balance	Interest	Rate (%)
ASSETS
Interest bearing deposits in other financial institutions	$24,732	$110	1.78	$53,786	$12	0.09
Federal funds sold	1,579	6	1.52	1,112	-	-
Certificates of deposit in other financial institutions	1,899	9	1.90	1,262	6	1.90
Securities available-for-sale	394,796	2,271	2.30	486,993	2,363	1.94
Loans receivable*	1,484,678	16,122	4.34	960,274	10,270	4.28
Federal Home Loan Bank stock	3,038	21	2.76	3,247	15	1.85
Total interest earning assets	1,910,722	$18,539	3.88	1,506,674	$12,666	3.36
Cash and non-interest bearing deposits in other financial institutions	21,954			41,378
Allowance for loan losses	(13,487)			(13,688)
Other noninterest bearing assets	149,950			97,290
Total assets	$2,069,139			$1,631,654

LIABILITIES AND STOCKHOLDERS' EQUITY
Total deposits	$1,873,962	$871	0.19	$1,436,125	$452	0.13
Repurchase agreements	20,781	51	0.98	20,970	13	0.25
Borrowed funds	17,456	110	2.52	41	1	9.76
Total interest bearing liabilities	1,912,199	$1,032	0.22	1,457,136	$466	0.13
Other noninterest bearing liabilities	23,458			15,508
Total liabilities	1,935,657			1,472,644
Total stockholders' equity	133,482			159,010
Total liabilities and stockholders' equity	$2,069,139			$1,631,654

Net interest income was $17.5 million for the quarter ended September 30, 2022, an increase of $5.4 million (43.5%), compared to $12.2 million for the quarter ended September 30, 2021. The Bancorp’s net interest margin was 3.67% for the quarter ended September 30, 2022, compared to 3.24% for the quarter ended September 30, 2021. The Bancorp’s net interest margin on a tax-adjusted basis was 3.84% for the quarter ended September 30, 2022, compared to 3.46% for the quarter ended September 30, 2021. The increased net interest income and net interest margin for the quarter and the nine months was primarily the result of the increased earning assets acquired through the Royal acquisition, the reallocation of securities cashflows into organic loan growth, and managing interest expense.

Noninterest Income

(Dollars in thousands)	Nine Months Ended September 30,		9/30/2022 vs. 9/30/2021
(Unaudited)	2022	2021	$ Change	% Change
Noninterest income:
Fees and service charges	4,434	4,010	424	10.6%
Wealth management operations	1,590	1,787	(197)	-11.0%
Gain on sale of loans held-for-sale, net	1,242	4,394	(3,152)	-71.7%
Gain on sale of securities, net	662	1,276	(614)	-48.1%
Increase in cash value of bank owned life insurance	628	537	91	16.9%
Gain on sale of foreclosed real estate	-	27	(27)	-100.0%
Other	114	108	6	5.6%

Total noninterest income	8,670	12,139	(3,469)	-28.6%

(Dollars in thousands)	Quarter Ended September 30,		9/30/2022 vs. 9/30/2021
(Unaudited)	2022	2021	$ Change	% Change
Noninterest income:
Fees and service charges	1,570	1,473	97	6.6%
Wealth management operations	407	604	(197)	-32.6%
Gain on sale of loans held-for-sale, net	344	1,229	(885)	-72.0%
Gain on sale of securities, net	23	590	(567)	-96.1%
Increase in cash value of bank owned life insurance	183	180	3	1.7%
Gain on sale of foreclosed real estate	-	-	-	0.0%
Other	103	70	33	47.1%

Total noninterest income	2,630	4,146	(1,516)	-36.6%

The increase in fees and service charges, for the quarter and the year-to-date periods, is primarily the result of the acquisition of Royal and the resultant increase in our customer base. The decrease in wealth management operations, for the quarter and the year-to-date periods, is result of lower fee income year over year due to market conditions. The decrease in gain on sale of loans, for the quarter and the year-to-date periods, is the result of significant refinance activity which started in 2020 and continued into 2021 due to the economic and low-rate environment, which resulted in more loans originated and sold. We expect demand for fixed rate mortgage loans held-for-sale in the secondary market to be lower as borrowing rates on loans increase. The decrease in gains on the sale of securities, for the quarter and the year-to-date periods, is a result of current market conditions and actively repositioning the portfolio.

Noninterest Expense

(Dollars in thousands)	Nine Months Ended September 30,		9/30/2022 vs. 9/30/2021
(Unaudited)	2022	2021	$ Change	% Change
Noninterest expense:
Compensation and benefits	22,403	17,624	4,779	27.1%
Data processing	5,512	1,997	3,515	176.0%
Occupancy and equipment	5,033	4,076	957	23.5%
Marketing	1,623	728	895	122.9%
Federal deposit insurance premiums	949	620	329	53.1%
Net loss recognized on sale of premises and equipment	254	-	254	0.0%
Other	10,681	8,859	1,822	20.6%

Total noninterest expense	46,455	33,904	12,551	37.0%

(Dollars in thousands)	Quarter Ended September 30,		9/30/2022 vs. 9/30/2021
(Unaudited)	2022	2021	$ Change	% Change
Noninterest expense:
Compensation and benefits	7,498	6,042	1,456	24.1%
Data processing	1,212	872	340	39.0%
Occupancy and equipment	1,804	1,380	424	30.7%
Marketing	587	334	253	75.7%
Federal deposit insurance premiums	350	236	114	48.3%
Net loss recognized on sale of premises and equipment	254	-	254	0.0%
Other	3,305	3,537	(232)	-6.6%

Total noninterest expense	15,010	12,401	2,609	21.0%

The increase in compensation and benefits, for the quarter and year-to-date periods, is primarily the result of the Royal acquisition, management’s continued focus on talent management, and wage inflation. The increase in occupancy and equipment expense, for the quarter and the year-to-date periods, is primarily related to the Royal acquisition and higher operating costs. Marketing expenses, for the quarter and the year-to-date periods, have increased to enhance brand recognition in new markets and gain more wallet share. The increase in federal deposit insurance premiums, for the quarter and the year-to-date periods, is primarily the result of growth of the bank’s average assets. The increase in data processing expense for the nine-month period ending September 30, 2022, is primarily the result of data conversion expenses related to the acquisition of Royal, increased system utilization due to growth of the Bank, and continued investment in technological advancements such as Salesforce and nCino. The increase in data processing expense for the quarter ending September 30, 2022, is due to increased system utilization due to growth of the Bank, and continued investment in technological advancements such as Salesforce and nCino. The increase in net loss recognized on sale of premises and equipment, for the quarter and year-to-date periods, is the result of the sale of a branch to reduce future fixed costs, allowing for redeployment of a portion of occupancy expenses into building a digital-forward foundation so that Finward can better serve its customers. The increase in other operating expenses for the nine-month period ending September 30, 2022, is primarily the result of one-time expenses related to the acquisition of Royal, continued investments in strategic initiatives focusing on growth of the organization, and inflationary pressures. The decrease in other operating expenses for the quarter ending September 30, 2022, is primarily due to lower utilization of outside consultants related to bank initiatives during the quarter.

Income Tax Expense

The provision for income taxes was $1.4 million for the nine months ended September 30, 2022, as compared to $1.4 million for the nine months ended September 30, 2021. The effective tax rate was 11.4% for the nine months ended September 30, 2022, as compared to 10.8% for the nine months ended September 30, 2021. The provision for income taxes was $571 thousand for the quarter ended September 30, 2022, as compared to $268 thousand for the quarter ended September 30, 2021. The effective tax rate was 11.1% for the quarter ended September 30, 2022, as compared to 7.0% for the quarter ended September 30, 2021. The Bancorp’s higher current effective tax rate, for the quarter and year-to-date periods, is a result of higher earnings relative to tax preferred income.

Lending

The Bancorp’s loan portfolio totaled $1.5 billion on September 30, 2022, compared to $966.7 million on December 31, 2021, an increase of $536.0 million or 55.4%. The increase is primarily the result of the Royal acquisition, as well as organic loan portfolio growth. During the first nine months of 2022 the Bancorp originated $296.8 million in new commercial loans, compared to $258.1 million during the nine months ended September 30, 2021. During the nine months ended September 30, 2022, the Bancorp originated $40.8 million in new fixed rate mortgage loans for sale, compared to $120.1 million during the nine months ended September 30, 2021. During the nine months ended September 30, 2022, the Bancorp originated $78.8 million in new mortgage loans retained in its portfolio, compared to $34.7 million during the nine months ended September 30, 2021. The loan portfolio represents 79.9% of earning assets and is comprised of 62.6% commercial related credits.

Asset Quality

At September 30, 2022, non-performing loans totaled $10.9 million, compared to $7.3 million at December 31, 2021, an increase of $3.7 million or 50.5%. The Bancorp’s ratio of non-performing loans to total loans was 0.73% at September 30, 2022, compared to 0.76% at December 31, 2021. The Bancorp’s ratio of non-performing assets to total assets was 0.58% at September 30, 2022, compared to 0.51% at December 31, 2021.

For the nine months ended September 30, 2022, no provisions to the ALL were required, compared to $1.2 million for the nine months ended September 30, 2021, a decrease of $1.2 million. For the quarter ended September 30, 2022, no provisions to the ALL were required, compared to $139 thousand for the quarter ended September 30, 2021, a decrease of $139 thousand. For the nine months ended September 30, 2022, recoveries, net of charge-offs, totaled $56 thousand. For the quarter ended September 30, 2022, charge-offs, net of recoveries, totaled $7 thousand. At September 30, 2022, the allowance for loan losses totaled $13.4 million and is considered adequate by management. The allowance for loan losses as a percentage of total loans was 0.89% at September 30, 2022, compared to 1.38% at December 31, 2021. The allowance for loan losses as a percentage of non-performing loans, or coverage ratio, was 122.6% at September 30, 2022, compared to 183.8% at December 31, 2021.

Management also considers reserves that are not part of the ALL that have been established from acquisition activity. The Bancorp acquired loans for which there was evidence of credit quality deterioration since origination, and it was determined that it was probable that the Bancorp would be unable to collect all contractually required principal and interest payments. Additionally, the Bancorp has acquired loans where there was no evidence of credit quality deterioration since origination and has marked these loans to their fair values. When these additional reserves are included on a non-GAAP basis, the allowance for loan losses as a percentage of total loans was 1.40% at September 30, 2022, and the allowance for loan losses as a percentage of non-performing loans, or coverage ratio, was 193.2% at September 30, 2022. See Table 1 below for a reconciliation of these non-GAAP figures to the Bancorp’s GAAP figures.

Investing

The Bancorp’s securities portfolio totaled $359.0 million at September 30, 2022, compared to $526.9 million at December 31, 2021, a decrease of $167.9 million or 31.9%. The decrease is attributable to increased unrealized losses within the portfolio and the use of cashflows from the securities portfolio to fund loan growth. The securities portfolio represents 19.1% of earning assets and provides a consistent source of liquidity and earnings to the Bancorp. Cash and cash equivalents totaled $38.3 million on September 30, 2022, compared to $33.2 million on December 31, 2021, an increase of $5.1 million or 15.4%. The increase in cash and cash equivalents is primarily the result of the timing of investments in interest earning assets relative to the inflow and outflow of deposits and repurchase agreements.

Funding

On September 30, 2022, core deposits totaled $1.5 billion, compared to $1.2 billion on December 31, 2021, an increase of $310.3 million or 26.0%. The increase is the result of the Royal acquisition, which added $279.9 million of core deposits at the time of acquisition, as well as the Bancorp’s efforts to maintain and grow core deposits. Core deposits include checking, savings, and money market accounts and represented 82.1% of the Bancorp’s total deposits at September 30, 2022. During the first nine months of 2022, balances for checking, savings, and money market accounts increased. The increase in these core deposits is a result of the Royal acquisition, as well as management’s sales efforts along with customer preferences for competitively priced short-term liquid investments. On September 30, 2022, balances for certificates of deposit totaled $327.7 million, compared to $239.2 million on December 31, 2021, an increase of $88.4 million or 37.0%. The increase related to certificate of deposits is related to the Royal acquisition, which added $195.2 million of certificates at the time of acquisition. In addition, on September 30, 2022, borrowings and repurchase agreements totaled $78.1 million, compared to $14.6 million at December 31, 2021, an increase of $63.6 million or 435.9%. The increase in short-term borrowings was the result of cyclical inflows and outflows of interest-earning assets and interest-bearing liabilities.

Capital Adequacy

At September 30, 2022, shareholders’ equity stood at $118.0 million, a decrease of $38.6 million, or 24.6% from December 31, 2021. This decrease is the result of net unrealized losses in the securities portfolio which resulted in an accumulated comprehensive loss of $79.8 million at September 30, 2022. The Bank’s regulatory capital ratios at September 30, 2022, were 12.8% for total capital to risk-weighted assets, 11.8% for both common equity tier 1 capital to risk-weighted assets and tier 1 capital to risk-weighted assets, and 8.1% for tier 1 capital to adjusted average assets. Under all regulatory capital requirements, the Bank is considered well capitalized. Tangible capital represented 4.5% of tangible assets at September 30, 2022.The tangible book value of the Bancorp’s stock stood at $20.99 per share at September 30, 2022, compared to $40.91 at December 31, 2021. This is primarily the result of increased net unrealized loss on securities available-for-sale, net of reclassification and tax effects. Management continues to actively manage the securities portfolio and does not currently anticipate the need to realize losses from the securities portfolio that would result in reductions to retained earnings.

Disclosures Regarding Non-GAAP Financial Measures

Reported amounts are presented in accordance with GAAP. In this press release the Bancorp also is providing certain financial measures that are identified as non-GAAP. The Bancorp’s management believes that the non-GAAP information, which consists of core net income, core diluted earnings per share, core return on equity, core return on assets, core pre-provision net revenue, core pre-provision net revenue/average assets, tangible assets (excluding PPP), tangible common equity, tangible common equity/tangible assets (excluding PPP), average tangible common equity, core yield on loans, core noninterest expense, core noninterest expense/average assets, core efficiency ratio, core earnings, adjusted allowance for loan loss to total loans, adjusted allowance for loan loss to nonperforming loans, adjusted allowance for loan loss to total loans (excluding PPP), core revenue, adjusted net interest margin, and reported net income excluding non-core operations, which can vary from period to period, provides a better comparison of period to period operating performance. Additionally, the Bancorp believes this information is utilized by regulators and market analysts to evaluate a company’s financial condition and, therefore, such information is useful to investors. These disclosures should not be viewed as a substitute for financial results in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures which may be presented by other companies. Refer to Table 1 – Reconciliation of Non-GAAP Financial Measures at the end of this document for a reconciliation of the non-GAAP measures identified herein and their most comparable GAAP measures.

About Finward Bancorp

Finward Bancorp is a locally managed and independent financial holding company headquartered in Munster, Indiana, whose activities are primarily limited to holding the stock of Peoples Bank. Peoples Bank provides a wide range of personal, business, electronic and wealth management financial services from its 29 locations in Lake and Porter Counties in Northwest Indiana and Chicagoland. Finward Bancorp’s common stock is quoted on The NASDAQ Stock Market, LLC under the symbol FNWD. The website ibankpeoples.com provides information on Peoples Bank’s products and services, and Finward Bancorp’s investor relations.

Forward Looking Statements

This press release may contain forward-looking statements regarding the financial performance, business prospects, growth and operating strategies of the Bancorp. For these statements, the Bancorp claims the protections of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Statements in this communication should be considered in conjunction with the other information available about the Bancorp, including the information in the filings the Bancorp makes with the SEC. Forward-looking statements provide current expectations or forecasts of future events and are not guarantees of future performance. The forward-looking statements are based on management’s expectations and are subject to a number of risks and uncertainties. Forward-looking statements are typically identified by using words such as “anticipate,” “estimate,” “project,” “intend,” “plan,” “believe,” “will” and similar expressions in connection with any discussion of future operating or financial performance.

Although management believes that the expectations reflected in such forward-looking statements are reasonable, actual results may differ materially from those expressed or implied in such statements. Risks and uncertainties that could cause actual results to differ materially include: difficulties and delays in integrating Finward’s and Royal’s businesses or fully realizing cost savings and other benefits; business disruption following the merger; any continuing risks and uncertainties for our business, results of operations, and financial condition relating to the COVID-19 pandemic; changes in asset quality and credit risk; the inability to sustain revenue and earnings growth; changes in interest rates, market liquidity, and capital markets, as well as the magnitude of such changes, which may reduce net interest margins; inflation; further deterioration in the market value of securities held in the Bancorp’s investment securities portfolio, whether as a result of macroeconomic factors or otherwise; customer acceptance of the Bancorp’s products and services; customer borrowing, repayment, investment, and deposit practices; customer disintermediation; the introduction, withdrawal, success, and timing of business initiatives; competitive conditions; the inability to realize cost savings or revenues or to implement integration plans and other consequences associated with mergers, acquisitions, and divestitures; economic conditions; and the impact, extent, and timing of technological changes, capital management activities, and other actions of the Federal Reserve Board and legislative and regulatory actions and reforms. Additional factors that could cause actual results to differ materially from those expressed in the forward-looking statements are discussed in Finward’s reports (such as the Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K) filed with the SEC and available at the SEC’s Internet website (www.sec.gov). All subsequent written and oral forward-looking statements concerning matters attributable to Finward or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above. Except as required by law, Finward does not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statement is made.

In addition to the above factors, we also caution that the actual amounts and timing of any future common stock dividends or share repurchases will be subject to various factors, including our capital position, financial performance, capital impacts of strategic initiatives, market conditions, and regulatory and accounting considerations, as well as any other factors that our Board of Directors deems relevant in making such a determination. Therefore, there can be no assurance that we will repurchase shares or pay any dividends to holders of our common stock, or as to the amount of any such repurchases or dividends.

Finward Bancorp
Quarterly Financial Report

Performance Ratios	Quarter ended,					Nine months ended,
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
	September 30,	June 30,	March 31,	December 31,	September 30,	September 30,	September 30,
	2022	2022	2022	2021	2021	2022	2021
Return on equity	13.65%	12.45%	5.01%	8.56%	8.90%	9.98%	9.96%
Return on assets	0.88%	0.85%	0.44%	0.83%	0.87%	0.73%	0.98%
Yield on loans	4.34%	4.18%	4.17%	4.28%	4.28%	4.23%	4.30%
Yield on security investments	2.30%	2.23%	2.02%	1.94%	1.94%	2.17%	1.97%
Total yield on earning assets	3.88%	3.68%	3.49%	3.42%	3.36%	3.69%	3.44%
Cost of deposits	0.19%	0.08%	0.08%	0.10%	0.13%	0.12%	0.16%
Cost of repurchase agreements	0.98%	0.46%	0.33%	0.26%	0.25%	0.59%	0.27%
Cost of borrowed funds	2.52%	1.10%	0.39%	0.47%	9.76%	1.71%	3.09%
Total cost of funds	0.22%	0.09%	0.08%	0.10%	0.13%	0.13%	0.16%
Noninterest income / average assets	0.51%	0.56%	0.64%	0.95%	1.02%	0.57%	1.02%
Noninterest expense / average assets	2.90%	2.91%	3.33%	3.18%	3.04%	3.04%	2.85%
Net noninterest margin / average assets	-2.39%	-2.36%	-2.68%	-2.23%	-2.02%	-2.47%	-1.83%
Efficiency ratio	74.54%	75.15%	87.10%	78.28%	75.87%	78.72%	70.26%
Effective tax rate	11.14%	11.70%	11.41%	0.18%	7.04%	11.41%	10.78%

Non-performing assets to total assets	0.58%	0.53%	0.47%	0.51%	0.91%	0.58%	0.91%
Non-performing loans to total loans	0.73%	0.68%	0.62%	0.76%	1.42%	0.73%	1.42%
Allowance for loan losses to non-performing loans	122.64%	133.78%	150.28%	183.76%	101.71%	122.64%	101.71%
Allowance for loan losses to loans outstanding	0.89%	0.91%	0.93%	1.38%	1.44%	0.89%	1.44%
Foreclosed real estate to total assets	0.00%	0.00%	0.00%	0.00%	0.01%	0.00%	0.01%

Basic earnings per share	$1.07	$1.04	$0.53	$0.95	$1.02	$2.68	$3.35
Diluted earnings per share	$1.07	$1.04	$0.53	$0.95	$1.02	$2.67	$3.35
Net worth / total assets	5.75%	6.50%	7.51%	9.66%	9.48%	5.75%	9.48%
Book value per share	$27.46	$31.80	$36.71	$45.00	$43.85	$27.46	$43.85
Closing stock price	$34.01	$37.49	$46.21	$45.88	$41.05	$34.01	$41.05
Price per earnings per share	$7.92	$8.97	$21.76	$12.07	$10.06	$4.23	$4.08
Dividend declared per common share	$0.31	$0.31	$0.31	$0.31	$0.31	$0.93	$0.93

Non-GAAP Performance Ratios	Quarter ended,					Nine Months Ended
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
	September 30,	June 30,	March 31,	December 31,	September 30,	September 30,	September 30,
	2022	2022	2022	2021	2021	2022	2021
Core return on equity	17.75%	13.78%	11.32%	7.83%	8.46%	13.96%	9.96%
Core return on assets	0.90%	0.75%	0.83%	0.71%	0.75%	0.83%	0.89%
Core noninterest expense / average assets	2.78%	2.83%	2.67%	3.12%	2.98%	2.76%	2.81%
Core efficiency ratio	73.10%	77.12%	72.87%	81.01%	78.48%	74.39%	72.49%
Net interest margin - tax equivalent	3.84%	3.78%	3.63%	3.58%	3.46%	3.75%	3.49%
Tangible book value per diluted share	$20.99	$25.24	$30.01	$40.91	$39.69	$20.99	$39.69
Tangible book value per diluted share adjusted for AOCI	$39.57	$38.69	$37.80	$39.68	$38.94	$39.57	$38.94

Finward Bancorp
Quarterly Financial Report

Balance Sheet Data
(Dollars in thousands)	(Unaudited)	(Unaudited)	(Unaudited)		(Unaudited)
	September 30,	June 30,	March 31,	December 31,	September 30,
	2022	2022	2022	2021	2021
Total assets	$2,052,986	$2,101,485	$2,097,845	$1,620,743	$1,609,924
Cash & cash equivalents	38,296	79,302	54,501	33,176	31,765
Certificates of deposit in other financial institutions	2,214	1,482	1,731	1,709	977
Securities - available for sale	359,035	400,466	464,320	526,889	531,010

Loans receivable:
Commercial real estate	$452,852	$420,735	$408,375	$317,145	$309,905
Residential real estate	471,565	459,151	444,753	260,134	268,798
Commercial business	95,372	103,649	112,396	115,772	125,922
Construction and land development	134,301	153,422	150,810	123,822	110,289
Multifamily	258,377	248,495	234,267	61,194	56,869
Home equity	37,578	35,672	34,284	34,612	35,652
Manufactured homes	35,866	37,693	38,636	37,887	32,857
Government	9,649	8,081	8,176	8,991	9,841
Consumer	827	1,673	924	582	650
Farmland	-	-	-	-	205
Total loans	$1,496,387	$1,468,571	$1,432,621	$960,139	$950,988

Deposits:
Core deposits:
Noninterest bearing checking	$386,137	$370,567	$380,515	$295,294	$287,376
Interest bearing checking	422,559	384,689	350,825	333,744	315,575
Savings	427,505	436,203	425,634	293,976	284,681
Money market	269,110	327,360	307,850	271,970	254,671
Total core deposits	1,505,311	1,518,819	1,464,824	1,194,984	1,142,303
Certificates of deposit	327,653	398,396	430,387	239,217	263,897
Total deposits	$1,832,964	$1,917,215	$1,895,211	$1,434,201	$1,406,200

Borrowings and repurchase agreements	$78,140	$24,536	$23,244	$14,581	$23,844
Stockholder's equity	118,023	136,654	157,637	156,615	152,569

Finward Bancorp
Quarterly Financial Report

Consolidated Statements of Income	Quarter ended,					Nine months ended,
(Dollars in thousands)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
	September 30,	June 30,	March 31,	December 31,	September 30,	September 30,	September 30,
	2022	2022	2022	2021	2021	2022	2021
Interest income:
Loans	$16,122	$15,221	$13,286	$10,282	$10,270	$44,629	$31,291
Securities & short-term investments	2,417	2,519	2,608	2,545	2,396	7,544	6,537
Total interest income	18,539	17,740	15,894	12,827	12,666	52,173	37,828
Interest expense:
Deposits	871	389	337	350	452	1,597	1,652
Borrowings	161	53	22	20	14	236	58
Total interest expense	1,032	442	359	370	466	1,833	1,710
Net interest income	17,507	17,298	15,535	12,457	12,200	50,340	36,118
Provision for loan losses	-	-	-	216	139	-	1,293
Net interest income after provision for loan losses	17,507	17,298	15,535	12,241	12,061	50,340	34,825
Noninterest income:
Fees and service charges	1,570	1,560	1,304	1,378	1,473	4,434	4,010
Wealth management operations	407	588	595	588	604	1,590	1,787
Gain on sale of loans held-for-sale, net	344	291	607	902	1,229	1,242	4,394
Gain on sale of securities, net	23	258	381	711	590	662	1,276
Increase in cash value of bank owned life insurance	183	193	252	178	180	628	537
Gain on sale of foreclosed real estate, net	-	-	-	20	-	-	27
Other	103	6	5	31	70	114	108
Total noninterest income	2,630	2,896	3,144	3,808	4,146	8,670	12,139
Noninterest expense:
Compensation and benefits	7,498	7,538	7,367	6,617	6,042	22,403	17,624
Data processing	1,804	1,729	1,500	1,651	872	5,512	1,997
Occupancy and equipment	1,212	1,246	3,054	1,461	1,380	5,033	4,076
Marketing	587	385	651	357	334	1,623	728
Federal deposit insurance premiums	350	380	219	241	236	949	620
Net loss recognized on sale of premises and equipment	254	-	-	-	-	254	-
Other	3,305	3,898	3,478	2,405	3,537	10,681	8,859
Total noninterest expense	15,010	15,176	16,269	12,732	12,401	46,455	33,904
Income before income taxes	5,127	5,018	2,410	3,317	3,806	12,555	13,060
Income tax expenses	571	587	275	6	268	1,433	1,408
Net income	$4,556	$4,431	$2,135	$3,311	$3,538	$11,122	$11,652

Finward Bancorp
Quarterly Financial Report

Asset Quality	(Unaudited)	(Unaudited)	(Unaudited)		(Unaudited)
(Dollars in thousands)	September 30,	June 30,	March 31,	December 31,	September 30,
	2022	2022	2022	2021	2021
Nonaccruing loans	$8,943	$8,813	$8,414	$7,056	$11,027
Accruing loans delinquent more than 90 days	1,982	1,208	494	205	2,516
Securities in non-accrual	1,027	1,030	972	992	1,011
Foreclosed real estate	-	-	-	-	81
Total nonperforming assets	$11,952	$11,051	$9,880	$8,253	$14,635

Allowance for loan losses (ALL):
ALL specific allowances for impaired loans	$749	$731	$716	$684	$1,904
ALL general allowances for loan portfolio	12,649	12,675	12,671	12,659	11,870
Total ALL	$13,398	$13,406	$13,387	$13,343	$13,774

Troubled Debt Restructurings:
Nonaccruing troubled debt restructurings, non-compliant (1) (2)	$452	$308	$300	$1,122	$1,126
Nonaccruing troubled debt restructurings, compliant (2)	542	657	265	306	102
Accruing troubled debt restructurings	3,480	1,484	1,379	1,421	1,427
Total troubled debt restructurings	$4,474	$2,449	$1,944	$2,849	$2,655

(1) "non-compliant" refers to not being within the guidelines of the restructuring agreement

(2) included in nonaccruing loan balances presented above

	(Unaudited)
	September 30,	Required
	2022	To Be Well
	Actual Ratio	Capitalized
Capital Adequacy Bank
Common equity tier 1 capital to risk-weighted assets	11.8%	6.5%
Tier 1 capital to risk-weighted assets	11.8%	8.0%
Total capital to risk-weighted assets	12.8%	10.0%
Tier 1 capital to adjusted average assets	8.1%	5.0%

	Table 1 - Reconciliation of the Non-GAAP Performance Measures

	(Dollars in thousands)	Quarter Ended					Nine Months Ended
	(unaudited)	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021	September 31, 2021	September 30, 2022	September 30, 2021
	Calculation of core net income
	Net income	$4,556	$4,431	$2,135	$3,311	$3,538	$11,122	$11,652
	Realized loss/(gain) on securities	(23)	(258)	(381)	(771)	(590)	(662)	(1,276)
	Net loss recognized on sale of premises and equipment	254	-	-	-	-	254	-
	Merger related expenses	-	-	2,852	-	-	2,852	-
	CD premium amortization	(134)	(175)	(129)	-	-	(438)	-
	Core deposit amortization	400	410	347	249	249	1,157	497
	Purchase discount amortization	(342)	(613)	(234)	(144)	(271)	(1,189)	(626)
	Related tax benefit/(cost)	(33)	134	(516)	127	129	(415)	295
(A)	Core net income	$4,678	$3,929	$4,074	$2,772	$3,055	$12,681	$10,542

	Calculation of core diluted earnings per share
(A)	Core net income	$4,678	$3,929	$4,074	$2,832	$3,055	$12,681	$10,542
	Diluted average common shares outstanding	4,260,596	4,258,503	4,020,815	3,479,988	3,479,139	4,170,537	3,476,406
	Core diluted earnings per share	$1.10	$0.92	$1.01	$0.81	$0.88	$3.04	$3.03

	Calculation of core return on average assets
(A)	Core net income	$4,678	$3,929	$4,074	$2,832	$3,055	$12,681	$10,542
	Average total assets	2,069,139	2,085,039	1,955,347	1,601,040	1,631,654	2,036,968	1,587,330
	Core return on average assets	0.90%	0.75%	0.83%	0.71%	0.75%	0.83%	0.89%

	Calculation of core pre-provision net revenue
	Net interest income	$17,507	$17,298	$15,535	$12,457	$12,200	$50,340	$36,118
	Non-interest income	2,630	2,896	3,144	3,808	4,146	8,670	12,139
	Non-interest expense	(15,010)	(15,176)	(16,269)	(12,732)	(12,401)	(46,455)	(33,904)
	Pre-provision net revenue	5,127	5,018	2,410	3,533	3,945	12,555	14,353
	Realized loss/(gain) on securities	(23)	(258)	(381)	(711)	(590)	(662)	(1,276)
	Core deposit amortization	400	410	347	249	249	1,157	497
	Purchase discount amortization	(342)	(613)	(234)	(144)	(271)	(1,189)	(626)
(B)	Core pre-provision net revenue	$5,162	$4,557	$2,142	$2,927	$3,333	$11,861	$12,948

	Calculation of core pre-provision net revenue to average assets
(B)	Core pre-provision net revenue	$5,162	$4,557	$2,142	$2,927	$3,333	$11,861	$12,948
	Average total assets	2,069,139	2,085,039	1,955,347	1,601,040	1,631,654	2,036,968	1,587,330
	Core pre-provision net revenue to average assets	1.00%	0.87%	0.44%	0.73%	0.82%	0.78%	1.09%

	Calculation of tangible assets (excluding PPP)
	Total assets	$2,052,986	$2,101,485	$2,097,845	$1,620,743	$1,609,924	$2,052,986	$1,609,924
	Goodwill	(22,615)	(22,615)	(22,774)	(11,109)	(11,109)	(22,615)	(11,109)
	Other Intangibles	(5,188)	(5,588)	(5,998)	(3,126)	(3,374)	(5,188)	(3,374)
	Paycheck Protection Plan ("PPP") loans	(226)	(570)	(9,983)	(22,072)	(32,892)	(226)	(32,892)
(C)	Tangible assets (excluding PPP)	$2,024,957	$2,072,712	$2,059,090	$1,584,436	$1,562,549	$2,024,957	$1,562,549

	Calculation of tangible common equity
	Total stockholder's equity	$118,023	$136,654	$157,637	$156,615	$152,569	$118,023	$152,569
	Goodwill	(22,615)	(22,615)	(22,774)	(11,109)	(11,109)	(22,615)	(11,109)
	Other intangibles	(5,188)	(5,588)	(5,998)	(3,126)	(3,374)	(5,188)	(3,374)
(D)	Tangible common equity	$90,220	$108,451	$128,865	$142,380	$138,086	$90,220	$138,086

	Calculation of tangible common equity adjusted for accumulated other comprehensive loss (income)
(D)	Tangible common equity	$90,220	$108,451	$128,865	$142,380	$138,086	$90,220	$138,086
	Accumulated other comprehensive loss (income)	79,839	57,781	33,462	(4,276)	(2,608)	79,839	(2,608)
(I)	Tangible common equity adjusted for accumulated other comprehensive loss (income)	$170,059	$166,232	$162,327	$138,104	$135,478	$170,059	$135,478

	Calculation of tangible book value per diluted share
(D)	Tangible common equity	$90,220	$108,451	$128,865	$142,380	$138,086	$90,220	$138,086
	Shares outstanding	4,297,900	4,296,949	4,294,136	3,480,701	3,479,139	4,297,900	3,479,139
	Tangible book value per diluted share	$20.99	$25.24	$30.01	$40.91	$39.69	$20.99	$39.69

	Calculation of tangible book value per diluted share adjusted for accumulated other comprehensive loss (income)
(I)	Tangible common equity adjusted for accumulated other comprehensive loss (income)	$170,059	$166,232	$162,327	$138,104	$135,478	$170,059	$135,478
	Diluted average common shares outstanding	4,297,900	4,296,949	4,294,136	3,480,701	3,479,139	4,297,900	3,479,139
	Tangible book value per diluted share adjusted for accumulated other comprehensive loss (income)	$39.57	$38.69	$37.80	$39.68	$38.94	$39.57	$38.94

	Calculation of tangible common equity to tangible assets (excluding PPP)
(D)	Tangible common equity	$90,220	$108,451	$128,865	$142,380	$138,086	$90,220	$138,086
(C)	Tangible assets (excluding PPP)	2,024,957	2,072,712	2,059,090	1,584,436	1,562,549	2,024,957	1,562,549
	Tangible common equity to tangible assets	4.46%	5.23%	6.26%	8.99%	8.84%	4.46%	8.84%
	Calculation of tangible common equity to tangible assets (excluding PPP and AOCI)
(I)	Tangible common equity adjusted for accumulated other comprehensive losses (income)	$170,059	$166,232	$162,327	$138,104	$135,478	$170,059	$135,478
(C)	Tangible assets (excluding PPP)	2,024,957	2,072,712	2,059,090	1,584,436	1,562,549	2,024,957	1,562,549
	Tangible common equity adjusted for accumulated other comprehensive loss (income) to tangible assets	8.40%	8.02%	7.88%	8.72%	8.67%	8.40%	8.67%

	Calculation of average tangible common equity
	Average stockholder's common equity	$133,482	$142,415	$170,374	$159,010	$159,010	$148,636	$155,945
	Average goodwill	(22,615)	(22,543)	(21,251)	(11,109)	(11,109)	(22,003)	(11,109)
	Average other intangibles	(5,438)	(5,850)	(5,174)	(3,270)	(3,523)	(5,488)	(3,768)
(E)	Average tangible stockholders' common equity	$105,429	$114,022	$143,949	$144,631	$144,378	$121,145	$141,068

	Calculation of core return on average common equity
(A)	Core net income	$4,678	$3,929	$4,074	$2,832	$3,055	$12,681	$10,542
(E)	Average tangible common equity	105,429	114,022	143,949	144,631	144,378	121,145	141,068
	Core return on average common equity	17.75%	13.78%	11.32%	7.83%	8.46%	13.96%	9.96%

	Calculation of core yield on loans
	Interest income on loans	$16,122	$15,221	$13,286	$10,282	$10,270	$44,629	$31,291
	Loan accretion income	(342)	(613)	(234)	(144)	(271)	(1,189)	(626)
	Adjusted interest income on loans	15,780	14,608	13,052	10,138	9,999	43,440	30,665
	Average loan balances	1,484,678	1,457,625	1,274,407	960,606	960,274	1,406,591	970,740
	Core yield on loans	4.25%	4.01%	4.10%	4.22%	4.17%	4.12%	4.21%

	Calculation of adjusted allowance for loan loss to total loans
	Allowance for loan losses	$(13,398)	$(13,406)	$(13,387)	$(13,343)	$(13,774)	$(13,398)	$(13,774)
	Additional reserves not part of the allowance for loan loss	(7,708)	(7,908)	(8,749)	(2,428)	(2,572)	(7,708)	(2,572)
(F)	Adjusted allowance for loan loss	(21,106)	(21,314)	(22,136)	(15,771)	(16,346)	(21,106)	(16,346)
	Total loans	1,502,696	1,474,381	1,439,728	966,720	956,352	1,502,696	956,352
	Adjusted allowance for loan loss to total loans	1.40%	1.45%	1.54%	1.63%	1.71%	1.40%	1.71%

	Calculation of adjusted allowance for loan loss to nonperforming loans
(F)	Adjusted allowance for loan loss	$(21,106)	$(21,314)	$(22,136)	$(15,771)	$(16,346)	$(21,106)	$(16,346)
	Nonperforming loans	10,925	10,021	8,908	7,261	13,543	10,925	13,543
	Adjusted allowance for loan loss to nonperforming loans (coverage ratios)	193.19%	212.69%	248.50%	217.20%	120.70%	193.19%	120.70%

	Calculation of adjusted allowance for loan loss to total loans excluding PPP
(F)	Adjusted allowance for loan loss	$(21,106)	$(21,314)	$(22,136)	$(15,771)	$(16,346)	$(21,106)	$(16,346)
	Total loans	1,502,696	1,474,381	1,439,728	966,720	956,352	1,502,696	956,352
	PPP loans	(226)	(570)	(9,983)	(22,072)	(32,892)	(226)	(32,892)
	Total loans excluding PPP	1,502,470	1,473,811	1,429,745	944,648	923,460	1,502,470	923,460
	Adjusted allowance for loan loss to total loans excluding PPP	1.40%	1.45%	1.55%	1.67%	1.77%	1.40%	1.77%

Table 1 - Reconciliation of the Non-GAAP Performance Measures

	(Dollars in thousands)	Quarter Ended					Nine Months Ended
	(unaudited)	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021	September 31, 2021	September 30, 2022	September 30, 2021
	Calculation of core revenue
	Net interest income	$17,507	$17,298	$15,535	$12,457	$12,200	$50,340	$36,118
	Non-interest income	2,630	2,896	3,144	3,808	4,146	8,670	12,139
	CD premium amortization	(134)	(175)	(129)	-	-	(438)	-
	Purchase discount amortization	(342)	(613)	(234)	(144)	(271)	(1,189)	(897)
	Realized loss/(gain) on securities	(23)	(258)	(381)	(711)	(590)	(662)	(1,276)
(G)	Core revenue	$19,638	$19,148	$17,935	$15,410	$15,485	$56,721	$46,084

	Calculation of core non-interest expense
	Non-interest expense	$15,010	$15,176	$16,269	$12,732	$12,401	$46,455	$33,904
	Net loss recognized on sale of premises and equipment	(254)	-	-	-	-	(254)	-
	Merger related expenses	-	-	(2,852)	-	-	(2,852)	-
	Core deposit amortization	(400)	(410)	(347)	(249)	(249)	(1,157)	(497)
(H)	Core non-interest expense	$14,356	$14,766	$13,070	$12,483	$12,152	$42,192	$33,407

	Calculation of core efficiency ratio
(H)	Core non-interest expense	$14,356	$14,766	$13,070	$12,483	$12,152	$42,192	$33,407
(G)	Core revenue	19,638	19,148	17,935	15,410	15,485	56,721	46,084
	Core efficiency ratio	73.10%	77.12%	72.87%	81.01%	78.48%	74.39%	72.49%

	Calculation of non-interest expense to total average assets
	Non-interest expense	$15,010	$15,176	$16,269	$12,732	$12,401	$46,455	$33,904
	Average total assets	2,069,139	2,085,039	1,955,347	1,601,040	1,631,654	2,036,968	1,587,330
	Non-interest expense to total average assets	2.90%	2.91%	3.33%	3.18%	3.04%	3.04%	2.85%

	Calculation of core non-interest expense to total average assets
(H)	Core non-interest expense	$14,356	$14,766	$13,070	$12,483	$12,152	$42,192	$33,407
	Average total assets	2,069,139	2,085,039	1,955,347	1,601,040	1,631,654	2,036,968	1,587,330
	Core non-interest expense to total average assets	2.78%	2.83%	2.67%	3.12%	2.98%	2.76%	2.81%

	Calculation of tax adjusted net interest margin
	Net interest income	$17,507	$17,298	$15,535	$12,457	$12,200	$50,340	$36,118
	Tax adjusted interest on securities and loans	817	930	966	959	851	2,713	2,273
	Adjusted net interest income	18,324	18,228	16,501	13,416	13,051	53,053	38,391
	Total average earning assets	1,910,722	1,927,664	1,820,588	1,500,183	1,506,674	1,886,853	1,465,675
	Tax adjusted net interest margin	3.84%	3.78%	3.63%	3.58%	3.46%	3.75%	3.49%

	Efficiency Ratio
	Total non-interest expense	$15,010	$15,176	$16,269	$12,732	$12,401	$46,455	$33,904
	Total revenue	20,137	20,194	18,679	16,265	16,346	59,010	48,257
	Efficiency ratio	74.54%	75.15%	87.10%	78.28%	75.87%	78.72%	70.26%